As filed with the Securities and Exchange Commission on June 30, 1997

                           Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________________________

SCHERING-PLOUGH CORPORATION
(Exact name of Registrant as specified in its charter)

    New Jersey                         22-1918501
(State or other jurisdiction of     (I.R.S Employer
incorporation or organization)     Identification No.)

One Giralda Farms
Madison, New Jersey 07940
(Address of Principal Executive Offices)

Schering-Plough Corporation
1997 Stock Incentive Plan
(Full title of the plan)
__________________________________________________
William J. Silbey
Schering-Plough Corporation
One Giralda Farms
Madison, New Jersey 07940
(Name and address of agent for service)
(973) 822-7000
(Telephone number, including area code, of agent for
service)
___________________________________________________

CALCULATION OF REGISTRATION FEE
===========================================================
Title of       Amount to   Proposed  Proposed     Amount
Securities        be       Maximum   Maximum        of
to be          Registered  Offerring Aggregate   Registra
Registered                 Price     Offering       tion
                            per       Price        Fee
___________________________Share*__________________________
Common Shares  36,000,000   $48.47 $1,744,920,000  $528,764
par value
$1.00
per share**
=========================================================
* The price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange consolidated reporting system on June 24, 1997, in accordance with rule 457(c), and is being utilized solely for the purpose of calculating the registration fee.
**Includes one attached Preferred Share Purchase Right per share.


Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual
Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.


Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents are incorporated by reference in this Registration Statement:

            (a) the description of the Registrant's common shares, par value $1.00 per share, contained in the Registrant's
Registration Statement on Form 8-A dated March 16, 1979 for registration of such common shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description;

            (b)   the description of the Registrant's Preferred
Share Purchase Rights contained in the
Registrant's Registration Statement on Form 8-A dated July 31, 1989 for registration of such rights under the Exchange Act, and any amendment or report filed for the purpose of updating such description;

            (c) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996
Form 10-K");

            (d) the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1997;

            (e) the Registrant's Current Report on Form 8-K filed June 2, 1997; and

            (f)   the information contained in the Registrant's
Proxy Statement dated March 21, 1997 for its
Annual Meeting of Shareholders held on April 22,
1997 (the "1997 Proxy Statement") that has been incorporated by reference in the 1996 Form 10-K.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            William J. Silbey, Esq. is Staff Vice President,
Secretary and Associate General Counsel of the Registrant.

Item 6.     Indemnification of Directors and Officers.

            The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

            The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

            The Registrant's Certificate of Incorporation provides that, directors and officers of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such persons' duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such persons of an improper personal benefit.

            The Certificate of Incorporation of the Registrant also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his or her being or having been a director, officer, employee, or agent of the Registrant or of any constituent corporation absorbed by the Registrant in a consolidation or merger, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Registrant or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Registrant. The right to indemnification created by the Certificate of Incorporation shall be a contract right and shall include the right to be paid by the Registrant the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Registrant of an undertaking, by or on behalf of such director, officer, employee, or agent to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under the Certificate of Incorporation or otherwise. The right to indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

            The Registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of such person's being or having been such a director, officer, employee or agent, whether or not the Registrant would have the power to indemnify such person against such expenses and liabilities under the provisions of the Certificate of Incorporation or otherwise. The Registrant maintains such insurance on behalf of its directors and officers.

            The foregoing statements are subject to the detailed provisions of the New Jersey Business Corporation Act and the Registrant's Certificate of Incorporation.

Item 7.     Exemption from Registration Claimed.

            Not applicable.


Item 8.     Exhibits.

            The following exhibits are filed as part of this Registration Statement:

4.1         Schering-Plough Corporation 1997 Stock Incentive Plan
(incorporated by reference to Exhibit A to the Registrant's 1997 Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March
21, 1997.)

4.2 Certificate of Incorporation of the Registrant, as amended and currently in effect.

4.3 By-laws of the Registrant (incorporated by reference to Exhibit 4(2) to the Registrant's Registration
Statement on Form S-3, File No. 333-853).

5           Opinion of William J. Silbey, Esq. Secretary of the
Registrant, re: legality of common shares being registered.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of William J. Silbey, Esq. (included in
Exhibit 5).

24          Powers of Attorney (included as part of the signature
pages).

Item 9.     Undertakings.

            (a)   The undersigned Registrant hereby undertakes:

                  (1)   To file, during any period in which
offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3)   To remove from registration by means of
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Madison, State of New Jersey, on the 30th day of June, 1997.

                           SCHERING-PLOUGH CORPORATION

                             By:  /s/ Richard Jay Kogan
                             Name:   Richard Jay Kogan
                             Title:  President and Chief
                                     Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack L. Wyszomierski and Thomas H. Kelly, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on June 30, 1997.

            Signatures                        Title

/s/ Robert P. Luciano            Chairman of the Board, Chairman of the
Robert P. Luciano                Executive Committee, and Director

/s/ Richard Jay Kogan            President and Chief Executive Officer,
Richard Jay Kogan                and Director (Principal Executive Officer)

/s/ Hugh A. D'Andrade            Vice Chairman of the Board and Chief
Hugh A. D'Andrade                Administrative Officer, and Director

/s/ Jack L. Wyszomierski         Executive Vice President and Chief Financial
Jack L. Wyszomierski             Officer (Principal Financial Officer)

/s/ Thomas H. Kelly              Vice President and Controller
Thomas H. Kelly                  (Principal Accounting Officer)


            Signatures                        Title


/s/ Hans W. Becherer                     Director
Hans W. Becherer


/s/ David C. Garfield                    Director
David C. Garfield


/s/ Regina E. Herzlinger                 Director
Regina E. Herzlinger


/s/ H. Barclay Morley                    Director
H. Barclay Morley


/s/ Carl E. Mundy, Jr.                   Director
Carl E. Mundy, Jr.


/s/ Richard de J. Osborne                Director
Richard de J. Osborne


/s/ Patricia F. Russo                    Director
Patricia F. Russo


/s/ William A. Schreyer                  Director
William A. Schreyer


/s/ Robert F. W. van Oordt               Director
Robert F. W. van Oordt


/s/ James Wood                           Director
James Wood



INDEX TO EXHIBITS


4.1         Schering-Plough Corporation 1997 Stock Incentive Plan
(incorporated by reference to Exhibit A to the Registrant's 1997 Proxy Statement on Schedule 14A filed with the Securities and Exchange
Commission on March 21, 1997).

4.2 Certificate of Incorporation of the Registrant, as amended and currently in effect.

4.3 By-laws of the Registrant (incorporated by reference to Exhibit 4(2) to the Registrant's Registration Statement on Form S-3, File No. 333-853).

5           Opinion of William J. Silbey, Esq., Secretary of the
Registrant re:  legality of common shares being registered.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of William J. Silbey, Esq. (included in
Exhibit 5).

24          Powers of Attorney (included as part of the signature
pages).